EXHIBIT 99.1

May 1, 2019 PRESIDENT'S REPORT TO SHAREHOLDERS

Good morning. Welcome to attendees here in person and those on the call-in line. And, welcome to our board of directors, company principals and consultants in attendance or online today. My name is Andrew Dahl, president and chief executive officer of ZIVO Bioscience Incorporated, a fully-reporting public company trading in the OTC market.

Before proceeding further, I must advise you that this report and any Exhibits to it contain forward-looking statements that involve risks and uncertainties. These statements reflect the Company's future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of the words "anticipate," "expect," "estimate," "intend," "believe," and similar expressions. The Company's actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include, but are not limited to, those discussed in this report.

In the 6 months since our last shareholder meeting, the Company has again focused on capital funding activities for research, FDA compliance and the creation of a global supply chain. In 2018, we kicked off a formal campaign to drive the Company forward and were able to attract just over $5 million in new money.

For those of you who may not be familiar with ZIVO Bioscience, the Company holds significant intellectual property in the form of bioactive compounds, patented applications and processes, an optimized algal strain, and nutritional products derived from our proprietary algal biomass that can find their way into food, feed, supplements and even therapeutics.

That $5+M was used to fund R&D and compliance. In fact, a few days after our last shareholder meeting, we announced GRAS (Generally Recognize As Safe) status for

human use of our dried algae as a food and beverage ingredient, which allows us to immediately sell our dried algae in the US. Ramping up production is capital-intensive, which is why the Company issued its proxy and this most recent shareholder vote to increase the shares available for investment, and why it was so important that we moved our shareholder meeting up six months to accomplish this.

By attracting significant new investment and commitment from our primary lender to convert all or most of the existing debt to equity, the Company is better able to position itself for rapid growth, and to utilize non-dilutive or less-dilutive forms of financing for work in progress, inventory and accounts receivable. This is especially important at the very early stages of building a global supply chain, where we must expect delays in receiving product from our contract growers and then collecting monies due from our prospective customers. The increase in the share base also allows us to take in equity investment and fund the task of bringing a new algae biomass product to market -- a large and complex undertaking in its own right. The equity investment also funds compliance work necessary to obtain poultry GRAS status as a feed ingredient in the US and product registration in the EU as animal feed material.

Most of our efforts in the last year and first few months of this year have been aimed at the agricultural technology or agtech side of our business – a sector that is white-hot with investor activity. In announcing our recent successes in poultry applications, we've been attracting a lot of attention in agtech, which in turn influences where we allocate our modest resources.

In 2018, the Company executed letters of intent with Chinese and Indian algae growers. We have two Indian growers, Wellisen Nutraceuticals and Shibin, actively scaling up production. In China, we have met with characteristically opaque processes to obtain clearance to import our proprietary algal strain from the US, and then to export ZIVO biomass back into the US. After several delays and five trips to China, we expect to have that clearance in the next few weeks. We have until midsummer to file a Chinese patent and have retained a firm specializing in IP

protections in China. A similar process was launched in Taiwan to protect our intellectual property there in late 2018.

By our calculations, 40 contracted producers in southwest China and Inner Mongolia can produce up to 11,000 metric tons annually, with a direct-to-producer price of $12,000 per ton or roughly $132 million in annual revenues to ZIVO. We expect Indian producers to contribute about 200 metric tons to that annual total, beginning in late second quarter of 2019.

One bright spot for us is the letter of intent signed with a Peruvian agribusiness that possesses the technical skill, quality-first commitment and financial strength to partner with ZIVO and build out large-scale production facilities in the high desert of Peru. At the moment, we are still working to have our unique algal strains cleared for importation into the country, but we're expecting this to be resolved in the next few weeks so that we can move forward with a scale-up effort, followed by a proposed joint-venture.

When production is in hand and biomass on its way, we intend to take market share from established phytogenic feed ingredients in the poultry industry both here in the US and abroad.

Tox Strategies, based in Austin, TX, was engaged about 1 year ago to manage poultry compliance, which combines scientific and safety data from the human compliance work with new specie-specific safety testing and product stability testing to create a poultry GRAS dossier for scientific review by poultry nutrition and health experts. The GRAS certification for poultry is expected in late Q3/Q4 of this year, depending on how much biomass is available to us from overseas contract growers and contract labs based in the US. ZIVO has also started the product registration process in the EU for poultry applications, retaining Pen & Tec, a feed compliance consulting firm based in Barcelona, Spain.

In April 2017, we entered into a licensing agreement with animal health innovator NutriQuest, which provides nutritional services to the biggest brand names in US poultry and pork production, operating in 30 countries around the world. As announced previously, the results for broiler cage and pen studies were very

successful once we figured out the proper processing of the algal biomass. I don't think I can overstate the importance of these tests, what impact they may have on the company's near-term and long-term prospects and the potential impact on the entire poultry industry.

We believe the poultry market is an exceptional opportunity for ZIVO. Broilers consume more than 61 billion pounds of feed annually just in the US and we are the third-largest poultry producing nation. If our algae powder is mixed in at a ratio of 2 lbs. per ton of feed, we would be looking at unfulfilled demand for our algae in the thousands of tons per year. The phytogenic or plant-based ingredients like ours constitute the fastest growing segment in the global poultry feed industry, currently generating about $780 million in sales annually, and growing at 8% annually. ZIVO is well-positioned to take market share if we meet our numbers. We believe the product itself is groundbreaking.

At our last shareholder meeting, ZIVO announced the execution of a letter of intent to form a joint venture with Dr. Steve Grekin and The Grekin Skin Institute to produce a line of anti-aging/skin health products featuring our algae strain as a premier ingredient. We also stated that Dr. Grekin supervises over 200 dermatology clinics operating in 20 states, through which our products would be marketed directly to patients and through retail channels, as well. To that end, we concluded the formulation of a suite of products to be tested in a series of clinical trials conducted by Dr. Grekin and his staff over the coming months. Our one delay has been the shortage of biomass processed and available for this specific use, something we have been working diligently to address since that last shareholder meeting.

In addition to the work of Dr. Grekin, ZIVO has also executed a joint-marketing effort with a successful online marketer, with brand names to be revealed at a later date, to market a joint health vegan snack which contains in part ZIVO algae using the trademarked Kalgae brand. In order to fully substantiate the product claims, ZIVO R&D principals have engaged a Canadian contract research organization to conduct human clinical trials to quantify the benefits of this unique dietary formulation, which is to be enjoyed as two savory uncooked vegan treats

consumed daily containing a total 500 milligrams of ZIVO algae, among other healthful ingredients. Unlike nutraceuticals or over the counter medications, this nutritional product is intended for long-term use over the course of many months without the downside effects of traditional anti-inflammatories or nutraceuticals claiming similar benefits.

For those of you who attended last year's shareholder meeting in person, Mr. Rick Galdi, the originator of the 3 Zero's brand of zero fat, zero carb, zero calorie salad dressings available nationwide debuted his newest creation – a tortilla chip containing ZIVO algae.

Mr. Galdi brought a selection of tortilla chips in four flavors for attendees to sample. These chips have the highest algae content of any such product on the market and take advantage of the defining characteristics of our nutritional offering, namely low odor and a mild taste. It's a non-GMO, antibiotic-free, hormone-free, non-animal, non-soy, non-lecithin, pesticide and herbicide-free, grain-free, sugar-free, sustainable source of plant-based protein, packed with micronutrients and minerals, too.

Since that time, Mr. Galdi has contracted a co-packer, obtained his SKU's, finalized the packaging and in testing, increased the amount of ZIVO algae to 50%, by far the highest algae content on the market and it tastes even better than before. The only limiting factor is the availability of fresh ZIVO algae, something we are addressing as our highest priority.

We will make every effort to deliver a stable, healthful and palatable food/feed ingredient for a wide range of applications. Our shareholders can expect more news on this front over the next few months.

On the therapeutic and medicinal front, our research has focused primarily on bovine mastitis, an inflammation of the udder that impacts milk production and as you've heard me mention on many occasions, is responsible for nearly $3 billion in annual losses to US dairy producers alone, and billions more worldwide. As a point of reference, the US dairy herd of 9 million represents less than 3% of the world's 244 million dairy cows.

The bovine mastitis research has been moving toward its final phase of validation for well over 2 years, as we faced challenges ranging from contaminated samples that created months of delays to the availability of scientists to conduct analytics in what is a very specialized field of research. At this point in time, we have sponsored or engaged academic researchers from a dozen universities and independent researchers or contract research organizations in the US, Canada, U.K. and France.

In the same timeframe, one of the Company's premier research partners, the National Center for Natural Product Research (NCNPR) at the University of Mississippi in Oxford, MS advised ZIVO principals that their researchers had isolated and pre-tested bioactive candidates for *in vivo* testing in dairy cows, including a novel molecule responsible for TLR 4 inhibition when test in vitro. We are currently attempting to purify enough of this molecule to validate its bioactivity. It's a time-consuming, costly process with no guarantees it will be successful, particularly the first time through. To that end, we've contracted labs in the US and France to double the odds of a successful outcome. Once we have enough of this pure substance, it will be tested *in vitro* at University of North Carolina – Greensboro, where we also intend to have structural analysis take place.

This particular bioactive sample will then be included with other compounds and molecules that have been isolated by the Boston Institute of Biotechnology and Elicityl, based in Grenoble, France when *in vitro* testing takes place at the Large Animal Clinical Sciences department within Michigan State University's School of Veterinary Medicine. Those samples with the best results will be tested in dairy cows.

Well in advance of the *in vitro* experiments at Michigan State, Dairy Experts, a contract research organization that the Company had enlisted previously for its successful mycoplasma study, has concluded a pre-pilot study just this past week to pre-test dairy cows infected with a specific pathogen we can't disclose publicly at this time, using a method of administration we can't disclose publicly at this time. This is in preparation for testing the samples to be screened and validated using the in vitro tests at Michigan State.

The samples with the best results from the Michigan State *in vitro* experiments will then be introduced to infected dairy cows in what we hope will be the last experiment in the discovery process. If that final test is successful, we'll wrap up this research and present it to our collaboration partner.

We believe that the additional steps we've taken, which add time and cost to the process, are absolutely necessary to improve our chances for a flawless dairy cow test that meets or exceeds the parameters set by our collaboration partner, confirms our analytics and sets the stage for option and license negotiations. As stated previously, the better the results, the stronger our position.

This would bring to conclusion the discovery phase of the development program, which effectively ends our direct involvement. All further developmental work is largely taken up by our collaboration partner once they've exercised their option.

In summary, ZIVO principals have been working in two separate tracks, agtech and biotech – food and pharma, to create intellectual property that can be licensed or sold. It is our belief there is no shortage of opportunity or demand for our products. As it stands, we are attempting to straddle two very different industry sectors, each with its own timetable, expertise and funding demands. We need to remain focused on two, maybe three, key opportunities. The others will resolve themselves over time. These key opportunities have breakout potential, provided we can attract the right level of funding and successfully conclude the work at hand.

As I've stated previously, the Company has no internal testing facilities, no lab or clinical staff. William Pfund, our Vice-President of R&D, works closely with our longtime Director of R&D, Dr. Amy Steffek, to manage a wide-ranging portfolio of experiments and studies. All R&D work is conducted by independent labs, contract research organizations, academic institutions, specialty firms or independent researchers.

Sometimes, the money, the schedule and deliverables line up perfectly. Other times, they do not. Despite these challenges, we've been able to recruit top researchers in highly specialized fields of study, make our best deal and adjust to the timeframe available. The single biggest advantage we have over other biotechs

and agtech's is that we're not married to a single product, a single course of action, a particular field of science, or even the expertise of one individual. However, we are making one exception and that is availability of our algal biomass, either in small quantities for experimentation or as a viable inoculum for growers. We need to control this directly. It is the lifeblood of the company and we need redundancy.

Therefore, we have committed to opening a ZIVO laboratory at the Michigan Life Science and Innovation Center near our corporate offices in Keego Harbor, Michigan and will staff it accordingly. This small facility will safeguard the algal cultures, produce sufficient amounts for experimentation and contribute to the production of inoculum for Peru and Chile. This laboratory will also have small-scale spray-drying, vacuum-drying and roto evaporation capabilities to emulate the post-harvest processing protocols. In addition, ZIVO has asked its longtime algae cultivation consultant, Valerie Harmon, to expand inoculum production at her laboratory in Kamuela, Hawaii from which viable inoculum can be shipped to growers in SE Asia.

Since the shareholder meeting held in November 2018 just 6 months ago, we made progress against milestones identified at that time, such as:

- GRAS status for human consumption of algal biomass, in November 2018
- GRAS/AAFCO status for US poultry feed use, expected later this year
- EU registration of our biomass as feed material, expected later this year
- Large-scale field trials with major poultry producers in the US
- And finally, some revenue we can actually book once biomass begins to arrive in Long Beach

I am more optimistic than ever we will have a great year ahead of us.

Concluding ZIVO core business, we now address Wellmetrix LLC, a wholly-owned subsidiary of ZIVO focused on assessing and monitoring health and wellness at home using a smartphone-enabled analyzer and patented wellness assay. We encourage everyone to visit the new website www.wellmetrix.com that went live in late April 2018. No changes in ownership status occurred.

At last year's shareholders meeting, we stated that with a budget hovering near zero, we had made improvements in product design, conducted finite element analysis of the urine sample collection device and largely finished the CAD modeling necessary for tooling to produce finished pieces.

Most importantly, on December 25, 2018, of all days, US Patent Office issued patent No. 10,161,928 covering the core intellectual property concept, the Wellness Panel of select biomarker assays that assesses an individual's state of health – not sickness or lack of sickness, but state of health. If you're metabolically efficient, it's highly likely you're very healthy. If you're not metabolically efficient, you may not be sick yet, but you're most certainly not healthy. And, by taking corrective measures BEFORE the onset of illness, dysfunction or disability, you can chart your way to optimal health. Depending on your age, gender and activity levels, that path is different for everyone.

As stated in last year's meeting, we need to conclude development of one last assay and finish the software before moving to low-volume production, which will require new outside funding and potentially a spinoff or sale. To that end, we've hired Mr. Casey Fowler, formerly VP Operations at CPA Global, an international intellectual property firm, to join Wellmetrix as VP Operations and Product Development. As both a scientist and manager, Mr. Fowler brings an exceptional set of skills to this company, and we expect great things to happen.

For both ZIVO and Wellmetrix, we look forward to announcing new developments and progress toward stated milestones over the coming months.

I'd like to invite our board chair and chief financial officer, Philip Rice, back to the podium. We'll begin taking questions from attendees here, and then those holding on the conference line.

Q&A

Thank You

ZIVO Bioscience Annual Shareholder Meeting

WELCOME

May 1, 2019
Detroit, Michigan

ZIVO BIOSCIENCE

Notice

Safe Harbor Statement

Except for any historical information, the matters discussed in this presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the timing of completion of a trial, actual future clinical trial results being different than the results the company has obtained to date, and the company's ability to secure funding. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and those actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

May 1, 2019
Detroit, Michigan

WELCOME

Meeting Open

CFO REPORT

Philip M. Rice II
Chairman & Chief Financial Officer

May 1, 2019
Detroit, Michigan

Report to Shareholders

Andrew A. Dahl
President & Chief Executive Officer

Notice to Shareholders and Investors

This presentation and any Exhibits to it contain forward-looking statements that involve risks and uncertainties. These statements reflect the Company's future plans, objectives, expectations and intentions, and the assumptions underlying or relating to any of these statements. These statements may be identified by the use of the words "anticipate," "expect," "estimate," "intend," "believe," and similar expressions. The Company's actual results could differ materially from those discussed in these statements. Factors that could contribute to these differences include, but are not limited to, those discussed in this document.

The Last 6 Months

Focus on capital funding and global supply chain

- Campaign has attracted $5+M in new funding during 2018
- Looking at new sources of investment & partnering
- Funding ZIVO research, compliance and production

KALGAE™

The Patents are the Assets

A significant intellectual property portfolio

- Novel methods and uses patents
- Valuable nutritional product formulations
- Multinational patent/trademark strategy

Value Creation

Use of Proceeds

2018 and into 2019

- Human GRAS November 2018
- Poultry GRAS underway
- Building out global supply chain

Value Creation

A Stronger Balance Sheet

Benefits of converting debt to equity

- Attract significant new investment
- Non-dilutive financing of WIP and inventory
- Accelerate market entry and revenues

Value Creation

AgTech
Agricultural Technology

Algal Biomass
Extracts
Dry Mixes

The hottest technology sector for global investors

- Breakthrough poultry studies
- Visibility with global entities
- Resources allocated to opportunities at hand

Global Supply Chain

AgTech

Agricultural Technology

Algal Biomass
Extracts
Dry Mixes

Acting on Global Market Opportunities

- Letters of Intent with Indian, Peruvian, Chinese growers
- Product registration, import/export approvals
- Intellectual property protection top priority

Global Supply Chain

AgTech
Agricultural Technology

Algal Biomass
Extracts
Dry Mixes



Acting on Market Opportunities

- 40 growers can produce ~ 11,000 metric tons annually
- ZIVO sells to poultry producers @ $12,000/metric ton
- Approx. $132,000,000 in annual revenues for a single US market vertical
- Expected annual growth of 25+% to meet demand

Global Supply Chain

AgTech
Agricultural Technology

Algal Biomass
Extracts
Dry Mixes

Acting on Market Opportunities

- Alimenta – Peru S.A.C.
- Largest poultry producer in South America
- Convert spirulina production to ZIVO algae
- Potential JV to build/operate 280-pond facility


alimenta

Poultry Feed Ingredient

AgTech Algal Biomass
Extracts
Agricultural Technology Dry Mixes

Compliance & Product Registration – US & EU

- Tox Strategies engaged for poultry GRAS
- Specie-specific safety/toxicology study
- 6-month product stability study
- Pen & Tec engaged for EU poultry feed registration

ToxStrategies

PEN TEC®

FDA

efsa European Food Safety Authority

Poultry Feed Ingredient

AgTech Algal Biomass
Extracts
Agricultural Technology Dry Mixes

Groundbreaking Phytogenic



NutriQuest

- Exceptional results from numerous studies
- Different studies, different researchers, same results
- Improvements in animal health and productivity
- Econometrics indicate significant commercial value

Poultry Feed Ingredient

AgTech
Agricultural Technology

Algal Biomass
Extracts
Dry Mixes



NutriQuest

Phytogenic Feed Ingredient

- Broilers consume ~61 billion pounds of feed in US
- ZIVO sells to poultry producers @ $12,000/metric ton
- Approx. $132,000,000 in revenues on 11,000 tons for a single US market vertical
- Fastest growing segment of the animal feed industry

Human Health & Wellness

AgTech Algal Biomass
Extracts
Agricultural Technology Dry Mixes

Phytogenic Skin Health Ingredient

GREKIN LABORATORIES

- Unique product formulations
- Clinical trials to substantiate claimed benefits
- JV arrangement provides better margins
- Established brand and distribution



Human Health & Wellness

AgTech
Agricultural Technology

Algal Biomass
Extracts
Dry Mixes



Phytogenic Joint Health Ingredient

- Unique product formulation
- Clinical trials to support product claims
- Digital marketing partnership promises better margins
- Established brand, distribution, order processing

Human Health & Wellness



AgTech Algal Biomass
Extracts
Agricultural Technology Dry Mixes

Phytogenic Health Snack Ingredient

- Highest % of algae in any snack on the market
- Great taste, no odor, good product stability
- Non-GMO, soy-free, gluten-free, animal-free, dairy-free, pesticide/herbicide-free, antibiotic-free, lecithin-free, grain-free and sugar-free sustainable source of plant-based protein, vitamins and micronutrients

Human Health & Wellness



12% CALCIUM
14% IRON
9% FIBER
3X PROTEIN
100% Grain-Free Chips
CHIPURAS
FREAKISHLY Addicting
K.PLANTEAU
LEMON SUBLIME
100% ORGANIC
100% VEGAN
100% GLUTEN FREE
NON GMO
NET WT. 5.5 OZ. (156g)
12% CALCIUM
14% IRON
9% FIBER
3X PROTEIN
100% Grain-Free Chips
CHIPURAS
FREAKISHLY Addicting
K.PLANTEAU
BADA BBQ!
100% ORGANIC
100% VEGAN
100% GLUTEN FREE
NON GMO
NET WT. 5.5 OZ. (156g)
12% CALCIUM
14% IRON
9% FIBER
3X PROTEIN
100% Grain-Free Chips
CHIPURAS
FREAKISHLY Addicting
K.PLANTEAU
SALTY GOOD
100% ORGANIC
100% VEGAN
100% GLUTEN FREE
NON GMO
NET WT. 5.5 OZ. (156g)
12% CALCIUM
14% IRON
9% FIBER
3X PROTEIN
100% Grain-Free Chips
CHIPURAS
FREAKISHLY Addicting
K.PLANTEAU
Herbin' Italian
100% ORGANIC
100% VEGAN
100% GLUTEN FREE
NON GMO
NET WT. 5.5 OZ. (156g)
LEMON SUBLIME
BADA BBQ!
SALTY GOOD
Herbin' Italian

Research & Development

Biotech Molecules Compounds Complexes

Biotechnology

Bovine Mastitis Therapeutic Candidates

- A global animal health and productivity issue
- Quest for non-antibiotic alternative treatment
- A massively parallel research effort involving universities, independent labs and CRO's in the US, Canada, U.K. and France

Research & Development

THE UNIVERSITY OF MISSISSIPPI

Ole Miss

Biotech Molecules
Biotechnology Compounds
Complexes

National Center for Natural Products Research

- A new, novel molecule that inhibits TLR-4 receptors
- Purification process costly and time-consuming

UNCG

Research & Development

THE UNIVERSITY OF MISSISSIPPI

Ole Miss

BIB
Boston Institute of Biotechnology

Biotech Molecules Compounds Complexes
Biotechnology

MICHIGAN STATE UNIVERSITY
College of Veterinary Medicine

UNCG

ELICITYL

National Center for Natural Products Research

- A new, novel molecule that inhibits TLR-4 receptors
- Purification process costly and time-consuming
- To be tested with other bioactive candidates in dairy cows <u>after</u> extensive *in vitro* screening/validation

Research & Development



Biotech
Biotechnology

Molecules
Compounds
Complexes

Dairy Experts, LLC – Tulare, CA

- Pre-pilot completed with new pathogen target
- Results to be announced shortly
- Preparatory step for final round of testing
- Conclusion of discovery stage R&D

Dairy Experts
Expediting Innovation

Why This Matters

Biotech Molecules Compounds Complexes
Biotechnology

AgTech Algal Biomass Extracts Dry Mixes
Agricultural Technology

ZIVO algae and its extracts can bridge across biotechnology and agricultural technology to offer improved immune health, improved digestive health and improved response to infective pathogens in both animals and humans

A potential new class of drugs

Bovine Mastitis

Poultry Digestive Health

Immune Modulation

Canine/Human Joint Health

Cholesterol Management

A new source of nutrition & health

Animal Feeds
- Poultry
- Swine
- Aquaculture

Human Food & Beverage
- Juices, Tea, Smoothies
- Functional Foods
- Vegan Protein Enhance
- Shake-On Protein/Flavor

Human Supplements
- Joint/Exertion Recovery
- Healthy Immune Response
- Anti-Aging/Healthy Skin

Research Strategy

Biotech Biotechnology Molecules Compounds Complexes **AgTech** Agricultural Technology Algal Biomass Extracts Dry Mixes

Virtualized, Decentralized R&D Approach

- No internal research facilities
- Inconsistent funding
- Pick and choose the best available talent
- Manage and optimize the process

Research Strategy

Biotech Biotechnology Molecules Compounds Complexes **AgTech** Agricultural Technology Algal Biomass Extracts Dry Mixes



Michigan Life Sciences & Innovation Ce

- Local wet lab to produce inoculum
- Controlled experimentation
- Lab-scale processing such as drying, desiccating
- Support inoculum production in AZ, HI

Progress

Biotech Biotechnology Molecules Compounds Complexes

AgTech Agricultural Technology Algal Biomass Extracts Dry Mixes

In the Last 6 Months

- Human GRAS
- GRAS/AAFCO poultry compliance underway
- EU product registration underway
- Production scaling and early samples from India

wellmetrix

Get to Know Your Body **Better**

Disposable Test Cartridge

Wireless Analyzer


wellmetrix™

Mobile App

Unprecedented Insights Into **Personal Health**


wellmetrix
OXIDATIVE STRESS A
OXIDATIVE STRESS B
ANTIOXIDANT
INFLAMMATORY A
INFLAMMATORY B
BMI PARAMETERS

Progress to Date



- MDA assay in development
- Other assays in validation, pending funding
- Analyzers in beta mode, math ready for tooling
- Analytic App in demo mode
- New Vice-President on board

The Next 6 Months

Aggressive Growth on the Horizon

- Global footprint
- International partnering
- The prospect of significant revenue

2019 Annual Shareholder Meeting

May 1, 2019
Detroit, Michigan

Q&A

ZIVO Bioscience Annual Shareholder Meeting

THANK YOU

May 1, 2019
Detroit, Michigan

ZIVO BIOSCIENCE